UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 7, 2005

Polaris Industries Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	1-11411	41-1790959
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2100 Highway 55, Medina, Minnesota		55340
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-542-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On September 7, 2005, Polaris Industries Inc. (the "Company") issued a news release announcing that its Austrian subsidiary had purchased additional shares in Austrian motorcycle manufacturer KTM Power Sports AG, formerly known as Cross Holding AG ("KTM"), as described in Item 8.01 below. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This information is furnished and not deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01 Other Events.

On September 7, 2005, a subsidiary of the Company purchased additional shares in Austrian motorcycle manufacturer KTM from an institutional investor in connection with a recently completed capital increase by KTM. Polaris, through its Austrian subsidiary, purchased an additional 148,160 shares of the outstanding capital stock of KTM for approximately Euros 5.9 million or approximately $7.3 million. The purpose of this additional share purchase was to maintain the Company’s 24.9% interest in the capital stock of KTM. The transaction was previously reported on the Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission on July 19, 2005 and August 11, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Polaris Industries Inc.

September 7, 2005	By:	/s/ Michael W. Malone

Name: Michael W. Malone
Title: Vice President-Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

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Exhibit Index

Exhibit No.	Description

99.1	News Release dated September 7, 2005